                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         STONE & WEBSTER, INCORPORATED
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                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

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   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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   3) Filing Party:

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   4) Date Filed:

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

LOGO
                         STONE & WEBSTER, INCORPORATED

                               245 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                                                                  March 31, 1999

DEAR SHAREHOLDER:

     We cordially invite our Shareholders to attend the 1999 Annual Meeting of Shareholders of Stone & Webster, Incorporated which will be held at the Stone & Webster Building at 245 Summer Street, Boston, Massachusetts on Thursday, May 13, 1999, at 2:00 P.M. We ask Shareholders who plan to attend the Annual Meeting to mark the appropriate box on the enclosed proxy card.

     As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of Directors, and FOR the ratification of the selection of independent accountants.

     It is important that your shares be represented at the Meeting whether or not you are personally present. Accordingly, we ask that you sign, date and mail the enclosed proxy or voting instructions card promptly, or if you prefer you may submit your proxy or voting instructions by calling the toll-free telephone number on the enclosed card.

     As in past years, members of management will review the performance and prospects of the Corporation and will be available to answer questions during and after the Meeting.

                                           Sincerely,
                                           /s/ H. Kerner Smith
                                           H. KERNER SMITH
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                         STONE & WEBSTER, INCORPORATED
                               245 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210
                            ------------------------

                               NOTICE OF MEETING
                            ------------------------

                                                                  March 31, 1999

To the Shareholders of
STONE & WEBSTER, INCORPORATED:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of Stone & Webster, Incorporated (the Corporation) will be held at the Corporation's principal executive offices, the Stone & Webster Building at 245 Summer Street, Boston, Massachusetts, on Thursday, May 13, 1999, at 2:00 P.M., Boston time, for the purpose of considering and acting upon the following:

     1. The election of three Directors for a term of three years and until their successors are duly elected and qualified.

     2. The ratification of the selection by the Corporation's Board of Directors of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1999.

     3. Any and all other business that may properly come before the Meeting.

     Only Shareholders of record at the close of business on March 15, 1999 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     IF YOU WILL NOT BE PRESENT IN PERSON AT THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD AND TO RETURN IT PROMPTLY, OR TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE AS EXPLAINED ON THE ENCLOSED CARD.

                                           By order of the Board of Directors,

                                                      JAMES P. JONES
                                               Vice President, Secretary and
                                                      General Counsel

                         STONE & WEBSTER, INCORPORATED
                               245 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                                PROXY STATEMENT

     The following information is furnished to each shareholder (the Shareholder) of Stone & Webster, Incorporated (the Corporation) in connection with the foregoing notice of the 1999 Annual Meeting of the Shareholders of the Corporation (the Annual Meeting) to be held on Thursday, May 13, 1999, and the enclosed proxy for use at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the form of the proxy are being mailed to Shareholders commencing on or about March 31, 1998.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Corporation. A proxy executed on the enclosed form or by telephone may be revoked by the Shareholder at any time before the shares are voted by filing with the Secretary of the Corporation an instrument revoking such proxy, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and electing to vote in person. If a Shareholder is a participant in the Corporation's Dividend Reinvestment Plan, the proxy represents the shares in the Shareholder's plan account in addition to the shares registered in the Shareholder's name. If the Shareholder is a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the proxy will constitute voting instructions to the trustees under those plans directing how the shares in the participant's accounts in the plans are to be voted. The shares of the Corporation's Common Stock represented by all proxies which are received by the Corporation, or voting instructions received by the trustees under the plans, will be voted as specified. If no specification is made, the shares represented thereby will be voted:

     (1) FOR the election of the Board's nominees as Directors; and

     (2) FOR the ratification of the selection of PricewaterhouseCoopers LLP, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1999.

CONFIDENTIALITY; VOTING

     The Board of Directors has adopted a policy of confidentiality regarding the voting of shares by Shareholders. Under this policy, all Shareholder votes by proxy or ballot will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the Shareholder consents to or requests disclosure, or in the case of a contested election or other matter, where the contesting proponent does not agree in writing to comply with the same policy. Voting instructions given to the trustees by a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries will be mailed or telephoned directly to the trustees (or their representa-tives) and will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the participant consents to or requests disclosure.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by proxies that specify abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, abstentions will be treated as negative votes for purposes of determining the outcome of any matter submitted to Shareholders which requires the approval of a majority of votes entitled to be cast on such matters.

     The inspectors of election will treat shares represented by proxies for shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter (sometimes referred to as "broker non-votes") as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing proxy material, and also the payment or reimbursement of charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding the Corporation's proxy material to beneficial owners, will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. The Corporation has also retained D. F. King & Co., Inc. to assist in the solicitation of proxies by the methods referred to above at an estimated cost of $10,000 plus out-of-pocket expenses.

SHARE OWNERSHIP

     The Corporation had outstanding, as of March 15, 1999, 13,061,047 shares of Common Stock (excluding 4,670,441 shares held in the treasury), each share of which is entitled to one vote. Only Shareholders of record at the close of business on March 15, 1999 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     As of March 15, 1999, the institutional trustees under the following employee benefit plans held of record more than 5% of the outstanding Common Stock of the Corporation:

          The Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the Employee Investment Plan) -- 1,355,493 shares (approximately 10.4%), with an address in care of the Corporation at 245 Summer Street, Boston, MA 02210

                                      and

          The Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries (ESOP) (including PAYSOP shares referred to below) -- 2,460,195 shares (approximately 18.8%), with an address in care of the Corporation at 245 Summer Street, Boston, MA 02210.

     The Committee under the Employee Investment Plan (the Plan Committee) may be considered a beneficial owner of the shares held under the Employee Investment Plan by reason of the definition of beneficial ownership contained in Rule 13d-3 of the Securities and Exchange Commission (the Commission) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act). The Employee Investment Plan provides that shares allocated to the investment accounts of participants will be voted as the participants direct, and shares as to which participants have not given directions will be voted in accordance with the direction of the Plan Committee. To the extent that the Plan Committee shares voting power as aforesaid, the Plan Committee may be considered a beneficial owner under the Commission definition. The Plan Committee is presently composed of Donna F. Bethell, Chairman, David N. McCammon, J. Angus McKee, H. Kerner Smith and Peter M. Wood, a majority of whom are non-employee Directors of the Corporation and each of whom has a mailing address at the Corporation. Pursuant to the ESOP, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares as to which participants have not given directions and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Shares held under the ESOP may not be transferred by the trustee of that plan, other than to meet distribution requirements of the ESOP or in connection with a statutory reclassification of the Corporation's Common Stock or a statutory merger, consolidation or sale of assets or in certain limited circumstances, upon the direction of the participants.

     As of March 15, 1999, the Payroll-based Employee Stock Ownership Plan (PAYSOP) trust (which was merged into, but held in a separate account within, the ESOP trust effective as of January 1, 1995) held 51,778 shares (approximately 0.4%) of Common Stock. Shares allocated to the accounts of participants from the PAYSOP are voted as the participants direct, and allocated shares as to which no participant directions are given will not be voted.

     In addition to the foregoing, the following table sets forth information concerning beneficial owners of more than 5% of the outstanding Common Stock of the Corporation:

                                                              PERCENTAGE
                                                             REPORTED OF
                                                NUMBER OF    OUTSTANDING
NAME AND ADDRESS                                 SHARES      COMMON STOCK
----------------                                ---------    ------------
Frank J. A. Cilluffo(1).......................    667,471         5.1%
  Cilluffo Associates, L.P.
  160 Broadway, East Building
  New York, New York 10038
FMR Corp.(2)..................................  1,648,900        12.7%
  82 Devonshire Street
  Boston, Massachusetts 02109
Schroder Capital Management, Inc.(3)..........    658,400         5.1%
  787 Seventh Avenue
  New York, New York 10019

---------------
(1) Frank J. A. Cilluffo, a Director of the Corporation, reporting for himself and Cilluffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation, and Edward C. Meyer, has furnished information to the Corporation which disclosed that as of March 15, 1999, such individuals and entities beneficially owned, taken together, 667,471 shares. Mr. Cilluffo disclaims beneficial ownership of the 560,400 shares held by Cilluffo Associates, L.P. and the 105,800 shares held by Zenith Associates, L.P. except to the extent of his pecuniary interest in the securities. He also disclaims beneficial ownership of 10,000 shares held by the Frank and Irja Cilluffo Foundation which are not included in the total above. Mr. Cilluffo also has options to purchase 5,000 shares issued under the Corporation's 1995 Stock Option Plan and the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan which are currently exercisable.

(2) FMR Corp., reporting for itself, and Edward C. Johnson 3d and Abigail P. Johnson have furnished information to the Corporation which disclosed that as of December 31, 1998 they and affiliated entities exercised investment discretion with respect to 1,648,900 shares which were owned by their accounts and investment advisory clients.

(3) Schroder Capital Management, Inc. has furnished information to the Corporation which disclosed that as of December 31, 1998 it held sole voting power with respect to, and beneficially owned, 582,100 shares, and held sole dispositive power with respect to 658,400 shares.

     To the knowledge of the Corporation, as of March 15, 1999 no other person beneficially owned more than 5% of the outstanding Common Stock of the Corporation.

                           I.  ELECTION OF DIRECTORS

                               (PROXY ITEM NO. 1)

     In accordance with the Corporation's By-Laws, the Board of Directors will consist of ten members and is divided into three classes. The three Directors to be elected at this Annual Meeting will be elected to serve until the 2002 Annual Meeting of the Shareholders, and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that Shareholders vote FOR each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the Corporation:

          JOHN P. MERRILL, JR., BERNARD W. REZNICEK AND PETER M. WOOD

     Certain information, as reported to the Corporation, respecting such persons and other persons whose term of office as Director will continue after the Annual Meeting, and information relating to the beneficial ownership of Common Stock of the Corporation of other Named Executives (as hereinafter defined) who are not Directors of the Corporation, is set forth below:

DIRECTORS AND NOMINEES              BUSINESS EXPERIENCE FOR THE              DIRECTOR
AND EXECUTIVE OFFICERS      PAST FIVE YEARS, AGE AND OTHER INFORMATION        SINCE
----------------------  ---------------------------------------------------  --------
                                NOMINEES FOR TERMS EXPIRING IN 2002
John P. Merrill,        Chairman, Merrill International, Ltd.                  1996
  Jr.................   (International project development) (55).
Bernard W. Reznicek...  National Director -- Utility Marketing, Central        1995
                        States Indemnity Co. of Omaha; Former Chairman,
                          President and Chief Executive Officer, Boston
                          Edison Company. (Insurance; Public Utilities)
                          (62). Also Director of State Street Corporation,
                          CSG Systems International, Inc., CalEnergy
                          Company, Inc. and Guarantee Life Insurance
                          Company, Inc.
Peter M. Wood........   Former Managing Director, J.P. Morgan & Co.            1996
                          Incorporated (Finance) (60). Also Director of
                          Middlesex Mutual Assurance Company and Payless
                          Cashways, Inc.

                               DIRECTORS WHOSE TERMS EXPIRE IN 2000
Donna F. Bethell.....   President and Chief Executive Officer, Radiance        1994
                        Services Company (Microelectronics cleaning
                          Technology) (50).

DIRECTORS AND NOMINEES              BUSINESS EXPERIENCE FOR THE              DIRECTOR
AND EXECUTIVE OFFICERS      PAST FIVE YEARS, AGE AND OTHER INFORMATION        SINCE
----------------------  ---------------------------------------------------  --------
Kent F. Hansen.......   Lead Director of the Board of the Corporation.         1988
                        Professor of Nuclear Engineering, Massachusetts
                          Institute of Technology (Education) (67). Also
                          Director of EG&G, Inc.
Elvin R. Heiberg        President, Heiberg Associates, Inc. Retired Chief      1994
  III................   of Engineers, U.S. Army Corps of Engineers
                          (Engineering Consulting) (67).
H. Kerner Smith......   Chairman of the Board, President and Chief             1996
                        Executive Officer of the Corporation. Former
                          Managing Director of Deutsche Babcock AG and
                          President and Chief Executive Officer of Deutsche
                          Babcock Technologies, Inc., (54).

                               DIRECTORS WHOSE TERMS EXPIRE IN 2001
Frank J. A.             Managing Partner, Cilluffo Associates, L.P.            1994
  Cilluffo...........   (Private investment partnership) (55). Also
                          Director of GRC International, Inc.
David N. McCammon....   Retired Vice President -- Finance, Ford Motor          1996
                        Company (Automobile manufacturing) (64). Also
                          Director of Pulte Corporation.
J. Angus McKee.......   Chairman, Gulfstream Resources Canada Ltd. (Oil and    1984
                          gas) (63).

                                 OTHER NAMED EXECUTIVE OFFICERS OF
                                    THE CORPORATION WHO ARE NOT
                                       DIRECTORS OR NOMINEES
Thomas L. Langford...   Executive Vice President and Chief Financial             --
                        Officer (57)
Edward J. Walsh......   Executive Vice President (47).                           --
Robert C. Wiesel.....   Executive Vice President (48).                           --
James P. Jones.......   Vice President, Secretary and General Counsel (55)       --

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the beneficial ownership of the Company's Common Shares as of March 15, 1999, for: (a) each incumbent Director and each of the nominees for Director; (b) the four most highly compensated executive officers who are not also Directors; and (c) all

Directors and Executive Officers as a group. Except as otherwise noted, the named individual or their family members have sole voting and investment power with respect to such securities.

                                                       NUMBER OF COMMON SHARES (A)
                                        ---------------------------------------------------------
                                                        MAY BE ACQUIRED
                                        BENEFICIALLY     WITHIN 60 DAYS     DEFERRAL
NAME                                       OWNED        UNDER OPTIONS(B)    PLANS(C)      TOTAL
----                                    ------------    ----------------    --------    ---------
            (a)
Donna F. Bethell......................       1,371            5,000              0          6,371
Frank J. A. Cilluffo(D)...............     667,471            5,000              0        672,471
Kent F. Hansen........................       1,771            5,000              0          6,771
Elvin R. Heiberg III..................       1,371            5,000              0          6,371
David N. McCammon.....................       1,658            5,000          1,269          7,927
J. Angus McKee........................       2,736            5,000              0          7,736
John P. Merrill, Jr...................       3,192            5,000            404          8,596
Bernard W. Reznicek...................       4,597            5,000              0          9,597
H. Kerner Smith.......................      24,519(E)       192,084              0        216,603
Peter M. Wood.........................       2,776            5,000            504          8,280
            (b) f
Thomas L. Langford....................       6,562(E)        23,500              0         30,062
Edward J. Walsh.......................       3,086(E)        34,000              0         37,086
Robert C. Wiesel......................       6,455(E)        39,000              0         45,455
James P. Jones........................       9,807(E)        15,000              0         24,807
            (c)
All Directors and Executive Officers
  as a Group (16 persons).............     739,055          359,834          2,177      1,101,066

---------------
(A) The information contained in this column reflects the definition of beneficial ownership for the purposes of the proxy rules of the Securities and Exchange Commission. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except to the extent set forth in footnotes (B) through (E).

(B) Shares shown include shares issuable upon exercise of stock options issued to each non-employee Director and executive officer under the Stone & Webster, Incorporated Long-Term Incentive Compensation Plan (the Long-Term Incentive Compensation Plan) (prior to 1998, under the 1995 Stock Option
    Plan) which are currently exercisable. Under the Rules of the Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

(C) Represents amounts held in stock deferral accounts under the Corporation's Non-employee Director Deferral Plan. The value of these accounts depends directly upon the market price of the Common Stock of the Corporation.

(D) Includes 667,471 shares held by Mr. Cilluffo and his associates as previously set forth in this Proxy Statement, but excludes 10,000 shares held by the Frank and Irja Cilluffo Foundation, Inc. Mr. Cilluffo disclaims beneficial ownership of the shares held by Cilluffo Associates, L.P. and by Zenith Associates, L.P. except to the extent of his pecuniary interest in such securities.

(E) Includes (i) shares allocated under the Employee Investment Plan and which are subject to its terms and provisions with respect to termination and withdrawal and, in limited circumstances, to forfeiture, and held as of March 15, 1999 by Putnam Fiduciary Trust Company, trustee under the plan (with respect to such shares, investment power is determined in accordance with the provisions of the plan); (ii) shares allocated under the ESOP and which are subject to its terms with respect to forfeiture and held as of March 15, 1999 by Putnam Fiduciary Trust Company, trustee under the plan;
    (iii) shares allocated under the PAYSOP and which are subject to its terms and held as of March 15, 1999 by Putnam Fiduciary Trust Company, trustee; and (iv) restricted shares awarded under the Corporation's Long-Term Incentive Compensation Plan (prior to 1998, under the Restricted Stock Plan) and which are subject to their terms with respect to forfeiture. Shares held in accounts of employees in the Employee Investment Plan, ESOP and PAYSOP, including Messrs. Smith, Langford, Walsh, Wiesel, and Jones, are voted by the trustee of such plans in accordance with the instructions of the employees; in the absence of such instructions, such shares are voted by the trustee in accordance with the terms of such plans.

     As of March 15, 1999, the Directors and executive officers of the Corporation, as a group, beneficially owned 1,101,066 shares or approximately 8.2% of the Corporation's outstanding Common Stock, including shares allocated under the Employee Investment Plan, the ESOP and the PAYSOP, and shares issuable with respect to options granted under the 1995 Stock Option Plan and Long-Term Incentive Compensation Plan which are currently exercisable or which will be exercisable within 60 days of that date. The nature of beneficial ownership for said outstanding shares was sole voting and investment power, except (1) as referred to in footnotes (B) through (E) above, and (2) 3,013 shares were held under the Employee Investment Plan for which voting power was shared as described on page 3 of this Proxy Statement. As of March 15, 1999, no Director or Officer beneficially owned as much as 1% of the outstanding Common Stock of the Corporation, except for Mr. Cilluffo as noted above in this Proxy Statement, and Mr. Smith, who beneficially owned approximately 1.6% as set forth in the foregoing table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's Directors, its executive officers, and persons holding (as defined in the regulations of the Commission) more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% Shareholders are also required by Commission regulations to furnish the Corporation with copies of all such reports that they file. Based solely on its review of the copies of such reports received by it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, executive officers, and greater than 10% Shareholders were complied with during the fiscal year ended December 31, 1998.

CERTAIN COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

     The Board has appointed an Audit Committee, a Governance Committee, and a Compensation Committee whose report appears below. All of the members of these committees are non-employee Directors, except for Mr. Smith who is a member of the Governance Committee. The Board has also appointed an Employee Benefits Committee which is described below.

     The Audit Committee consists of David N. McCammon (Chairman), Donna F. Bethell, Frank J. A. Cilluffo, Kent F. Hansen and J. Angus McKee. The Audit Committee, which met five (5) times during 1998, among other things, considers and recommends to the full Board the selection of the independent auditor, reviews the performance of the audit function, and reviews with the independent and the internal auditors the scope and results of the Corporation's internal auditing procedures and the adequacy of internal accounting policies, procedures and controls.

     The Governance Committee consists of Kent F. Hansen (Chairman), Elvin R. Heiberg III, John P. Merrill, Jr., Bernard W. Reznicek, H. Kerner Smith and Peter M. Wood. The Governance Committee, which met five (5) times during 1998, considers and makes recommendations to the Board of Directors as to corporate governance policies and procedures and criteria for Board composition and membership, reviews and recommends candidates for election as directors and senior executive officers, and periodically evaluates the performance of the Chief Executive Officer and members of the Board of Directors. The Governance Committee will consider nominees recommended by Shareholders. Such recommendations should be submitted to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 245 Summer Street, Boston, Massachusetts 02210.

     The Compensation Committee consists of Bernard W. Reznicek (Chairman), Frank J. A. Cilluffo, Elvin R. Heiberg III, David N. McCammon, and John P. Merrill, Jr. The Compensation Committee met three (3) times during 1998. The Compensation Committee reviews and approves the compensation and/or method of determining compensation of the principal officers and employees of the Corporation and its subsidiaries, reviews the performance of and makes recommendations to the Board concerning compensation for the Chief Executive Officer, considers compensation plans which are subsequently presented to the full Board, authorizes awards under the Annual Incentive Compensation Plan, and authorizes the grant of awards of restricted stock, stock options, and performance units/performance shares under the Long-Term Incentive Compensation Plan. For additional information regarding the policies and mission of the Compensation Committee, see "Report of the

Compensation Committee" below. There are no compensation committee interlocks or insider participation relationships on the Compensation Committee.

     The Employee Benefits Committee consists of Donna F. Bethell (Chairman), David N. McCammon, J. Angus McKee, H. Kerner Smith, and Peter M. Wood, all of whom are non-employee Directors of the Corporation except for Mr. Smith. The Employee Benefits Committee met four (4) times during 1998. The Employee Benefits Committee administers the Employee Investment Plan, the Employee Stock Ownership Plan, and the Employee Retirement Plan of the Corporation and Participating Subsidiaries, makes recommendations to the Board with respect to proposed amendments to those plans, reviews the performance of the investment managers, trustees and other fiduciaries of the plans and reports to the Board of Directors thereon, considers allocation and diversification of plan assets, and reviews tax-qualified employee benefit plan audits and reports. As set forth above in this Proxy Statement, pursuant to the Employee Investment Plan the Committee directs the voting of shares held in that plan as to which participants in the plan have not given voting directions.

     During 1998, the Board of Directors met ten (10) times. In 1998, each of the Directors attended at least 80% of the total number of meetings of the Board and of the committees of the Board on which the Director served. In order to make Common Stock of the Corporation (Common Stock) a more significant portion of the Directors' compensation, the 1997 Stock Plan for Non-Employee Directors of Stone & Webster, Incorporated, which was in effect during 1998, provides that Directors who, among other things, are not officers or employees of the Corporation receive an annual retainer consisting of 400 shares of Common Stock and $8,000 in cash, and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, except that the Chairman of each Committee receives a committee meeting fee of $2,000, and permits such Directors to elect to receive all or a portion of Board and Committee meeting fees in Common Stock in lieu of cash. In 1998, each Director who was not an employee of the Corporation received a fee of $4,000 for attendance at a series of meetings on corporate governance issues held over a three day period. The Long-Term Incentive Compensation Plan (prior to 1998, the 1995 Stock Option Plan) provides for the grant of nonqualified options to purchase 2,000 shares initially, and 1,000 shares annually thereafter, of Common Stock to each Director who is not an officer or employee of the Corporation. Directors are reimbursed for expenses incurred in performing services as a Director, including expenses for attending Board, committee and other meetings. Under the non-qualified Non-Employee Director Deferral Plan adopted by the Corporation in 1997, Directors who are not employees of the Corporation may elect to defer all or a portion of their annual retainer, meeting fees or other fees paid in connection with their Board service to a cash deferral account or a stock deferral account. Amounts in a cash deferral account accumulate interest generally at the daily average for the preceding twelve (12) calendar quarters of the prime commercial lending rate of The Chase Manhattan Bank, N.A., New York, plus 1%, while amounts in a stock deferral account are valued in direct relationship to changes in the fair market value of Common Stock (including dividends paid) of the Corporation from time to time.

     In addition to the foregoing standard arrangements relating to the compensation of Directors, Dr. Hansen receives an annual payment of $10,000, payable on a quarterly pro-rated basis, in consideration of his additional duties as Lead Director; this arrangement became effective as of his election as Lead Director on May 8, 1997. Mr. McKee received fees in 1998 from Stone & Webster Canada Limited for services as a Director of that subsidiary of the Corporation of $3,902.44 (converted from Canadian dollars based on Cn$1.5375 per U.S. dollar, the Noon Buying Rate in New York for cable transfers payable in foreign currencies as of December 31, 1998), plus expenses. In addition, in 1998 the following Directors received special activity fees for participating, at management's request, in activities relating to their services performed as a member of the Board of Directors in the amounts stated: Mr. Hansen -- $3,000; Mr. Heiberg -- $6,000; Mr. McCammon -- $1,000; Mr. Merrill -- $2,000; Mr.
Reznicek -- $2,000; Mr. Wood -- $6,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation and Mr. Merrill are currently negotiating a Memorandum of Understanding pursuant to which they will undertake to raise venture capital with outside investors for the purpose of developing independent power producing projects in which the Corporation might have an interest and for which subsidiaries of the Corporation might perform services. If such venture capital is raised, a legal entity will then be formed which will be 50% owned by Merrill International, Ltd., of which Mr. Merrill is the controlling shareholder, and 50% by the Corporation or one of its subsidiaries. The legal entity would then pursue such independent power projects, as the owners deem appropriate. In addition to investing in such projects, the Corporation may provide engineering, construction and consulting services in connection with such projects. Mr. Merrill will at all times make full disclosure to the Board of Directors concerning the entity's current and proposed projects and the extent of his personal interest therein. Mr. Merrill would refrain from voting on any matter presented to the Corporation's Board of Directors relating to any activity involving the business of this entity. Further, the Corporation's Audit Committee, which is composed of outside Directors, will monitor the activities of the Corporation which involve the proposed entity to ensure that Mr. Merrill's activities do not create any conflict of interest which would interfere with his ability to serve the Board and the Corporation without bias. Mr. Merrill has indicated his willingness to resign from the Board if the Board requests his resignation, or if it becomes otherwise appropriate or necessary. No estimate can be made at this time of the number of such projects which might be undertaken pursuant to this arrangement, or the amount of services which might be provided to such entity during 1999 or in the future.

REPORT OF THE COMPENSATION COMMITTEE

     Under the direction of the Compensation Committee (the Committee), the Corporation has developed and implemented compensation plans and programs which are designed to enhance the long term growth and profitability of the Corporation and to increase Shareholder value. The Committee is comprised of five directors none of whom has ever been an officer or employee of the Corporation or its subsidiaries. The following is a report of the Corporation's compensation philosophy and practices, as directed by the Committee.

     The Committee's fundamental approach is to compensate the Named Executives (included in the Summary Compensation Table of this Proxy Statement) and other key executives at a level commensurate with their responsibilities, while providing compensation opportunities that are directly linked to the performance of the Corporation. The objectives of the Corporation's executive compensation programs are to attract and retain very highly competent individuals, to encourage them to achieve and surpass the Corporation's challenging business goals and to ensure that the interests of the Corporation's executives are well aligned with the interests of Shareholders.

     The Corporation, through its operating subsidiaries, is primarily engaged in providing engineering and construction services. These businesses tend to be cyclical in nature, driven both by general business cycles and by activity in our clients' industries. Due to this cyclical nature, it is important to keep our overhead costs low, while ensuring that the Corporation is able to provide the specialized technical expertise expected by our clients. As a result, the Committee recognizes the need to balance limited fixed compensation costs with the ability to attract and retain highly competent professionals and to reward them for improving the performance of the Corporation and providing a return to Shareholders.

     Accordingly, the philosophy of the Corporation has been to provide the Named Executives and the professional and supervisory staff with base salaries that are relatively modest, while making the balance of compensation contingent upon the achievement of the Corporation's financial objectives.

     In 1997 and 1998, the Committee retained outside consulting firms to assist the Corporation in ensuring that its executive compensation programs provide competitive compensation opportunities with incentives based on improving the financial performance of the Corporation. In analyzing competitive compensation, the firms relied upon compensation information from a broader group of companies than are included in the performance graph of this Proxy Statement to better reflect the Corporation's relevant market for attracting and retaining executive talent.

  1998 Compensation Programs

     Base Salary

     Based on the Committee's assessment of competitive market conditions, no increases in the rate of base salary were awarded to the Named Executives in 1998.

     Annual Incentives

     In 1997, the Committee implemented the Executive Management Incentive Compensation Plan, and in 1998 it implemented the Annual Incentive Compensation Plan (which was approved by the Shareholders at the 1998 Annual Meeting of Shareholders), which were designed to ensure that executives' interests are strongly aligned with the interests of Shareholders and the financial success of the Corporation. Under these plans, performance is measured primarily based on the Corporation's earnings per share and return on shareholders' equity, as well as business division and individual performance. The Committee believes that the current plan encourages the Corporation's management to accomplish annual objectives, while also focusing executives on the achievement of long term goals that will result in share price appreciation.

     The Committee awarded bonuses for 1998 to the Named Executives as set forth in the Summary Compensation Table which were paid out in March 1999. Mr. Jones received a bonus award, as set forth in the Summary Compensation Table, in accordance with the terms of his employment agreement.

     Under the plan for 1999, Named Executives other than the CEO are eligible to receive payments ranging from 0% to 105% of base salary. Based on its competitive assessment of the marketplace, the Committee believes that these award levels are competitive by industry standards. No incentive payments under the plan will be made for 1999 if the Corporation does not attain at least 70% of its targeted Earnings per Share.

     Stock Option, Restricted Stock, Performance Share and Performance Unit
Awards

     Under the Corporation's Long-Term Incentive Compensation Plan (prior to 1998, the 1995 Stock Option Plan), the Committee may make awards of stock options, restricted stock, performance shares and performance units to key employees in order to motivate and reward them for increases in Shareholder value. In 1998, the Committee granted stock options to the Named Executives as shown in the Summary Compensation Table, as well as to other key employees. No awards of restricted stock were made to any of the Named Executives in 1998. The Committee believes that these options, as well as restricted stock awards, are effective ways to encourage executives since they are rewarded only if the Corporation's share price increases.

     Chief Executive Officer Compensation

     At the beginning of 1996, the Corporation entered into an employment agreement with the Corporation's new Chief Executive Officer, Mr. H. Kerner Smith. His 1998 compensation was in accordance with the terms of his employment agreement as amended January 15, 1997. Pursuant to his employment agreement, the Board of Directors, in accordance with the recommendation of this Committee, authorized Mr. Smith's bonus with respect to 1998 in the amount of $500,000 as set forth in the Summary Compensation Table. Mr. Smith will participate in the Corporation's Long-Term Incentive Compensation Plan which was approved by the Shareholders at the 1998 Annual Meeting, and his compensation will be determined based on the philosophies discussed in this report and the terms of his employment agreement as amended, as described below.

     Deductibility of Executive Compensation

     The Corporation believes that it is desirable that all of its executive compensation be deductible and fall within the $1 million limit on deductible compensation provided in Section 162(m) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), although in certain circumstances it may be appropriate to permit compensation to exceed this limitation. The Corporation has reviewed its compensation policies with respect to its covered executives and determined that although Section 162(m) had no impact on the ability of the Corporation to deduct compensation paid to its Named Executives in 1997, it was decided to submit the Annual Incentive Compensation Plan and the Long-Term Incentive Compensation Plan for approval of the Shareholders at the 1998 Annual Meeting of Shareholders to comply with Section 162(m). With the approval of these plans, the impact of Section 162(m) in 1998 was expected to be limited. The incentive compensation paid for 1998 to Mr. Smith was not paid pursuant to the Annual or Long-Term Incentive Compensation Plans, but was paid pursuant to his employment agreement. Accordingly, a portion of Mr. Smith's bonus payment for 1998 is not deductible under the Section 162(m) limitation.

                                           THE COMPENSATION COMMITTEE

                                           Bernard W. Reznicek (Chairman)
                                           Frank J. A. Cilluffo
                                           Elvin R. Heiberg III
                                           David N. McCammon
                                           John P. Merrill, Jr.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Corporation's Chief Executive Officer (or any person acting in a similar capacity during the last completed fiscal year), and each of the four most highly compensated executive officers of the Corporation, (collectively, the Named Executives), for services rendered to the Corporation in all capacities during each of the last three fiscal years in which such person was an executive officer of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                          ---------------------------------
                                             ANNUAL COMPENSATION(1)              AWARDS(4)          PAYOUTS
                                         ------------------------------   -----------------------   -------
                                                                 OTHER                 SECURITIES               ALL
                                                                ANNUAL    RESTRICTED     UNDER-                OTHER
                                                                COMPEN-     STOCK        LYING       LTIP     COMPEN-
                                            (2)        (2)      SATION     AWARD(S)     OPTIONS/    PAYOUTS   SATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   ($)(3)       ($)        SARS(#)       ($)     ($)(5)
---------------------------       ----   ---------   --------   -------   ----------   ----------   -------   -------
H. Kerner Smith(6)..............  1998    550,000    500,000          0       0          44,000        0       3,347
  Chairman, President and         1997    545,833    550,000    175,039       0          40,000        0       2,808
  Chief Executive Officer         1996    342,460    450,000          0       0         137,000        0           0
Thomas L. Langford(7)...........  1998    290,000    100,000          0       0          22,000        0       3,347
  Executive Vice President        1997    169,167     46,013          0       0          20,000        0           0
  And Chief Financial Officer     1996         --         --         --      --              --       --          --
Edward J. Walsh(8)..............  1998    290,120          0          0       0          22,000        0       3,347
  Executive Vice President        1997    282,560     26,915          0       0          20,000        0       3,668
                                  1996    267,600     40,000          0       0          18,000        0       4,006
Robert C. Wiesel(9).............  1998    299,600          0          0       0          22,000        0       2,907
  Executive Vice President        1997    291,800          0          0       0          20,000        0       3,246
                                  1996    275,700     40,000          0       0          18,000        0       4,002
James P. Jones(10)..............  1998    275,000    101,500     see(10)      0          24,000        0       3,347
  Vice President, Secretary       1997         --         --         --      --              --       --          --
  And General Counsel             1996         --         --         --      --              --       --          --

---------------
 (1) Salaries for the year 1996 were paid to certain employees of the Corporation, including the Named Executives as indicated above, under a plan adopted for that year for compensating the individuals selected, in part by a fixed amount ("Salary" in the table above) and in part by a contingent incentive amount ("Bonus"), the latter amount being measured by a percentage, as determined by the Compensation Committee in each individual case (in 1996, 1997 and 1998 Mr. Smith's compensation was governed by his employment agreement described below), of the Corporation's

     Adjusted Consolidated Net Earnings determined as provided in the plan and subject to certain limitations including a percentage limitation on the total contingent amounts which may be paid. For 1997, the Compensation Committee developed, and the Board of Directors adopted, an executive management incentive compensation plan for the compensation of certain executives of the Corporation and its subsidiaries in which the Named Executives, among others, were selected to participate, and pursuant to which the Named Executives received incentive payments, as shown in the table above for 1997 under "Bonus", based on performance measured primarily by the Corporation's earnings per share, return on Shareholders' equity, business division and individual performance for the year. For 1998, the Compensation Committee developed and the Board of Directors adopted the Annual Incentive Compensation Plan, which was approved by the Shareholders at the 1998 Annual Meeting of Shareholders, for the compensation of certain executives and management personnel of the Corporation and its subsidiaries, in which the Named Executives, among others, were selected to participate, but, because minimum performance goals were not met, they received no incentive payments under that plan. The Committee awarded bonuses to the Named Executives as shown in the table above, based in part on individual performance. Mr. Jones' employment agreement provides that he will receive a minimum bonus for 1998, 1999 and 2000 equal to 35% of his base salary. The "Bonus" payments shown in the table above with respect to 1996, 1997 and 1998 were actually paid in March 1997, March 1998, and March 1999, respectively, and a payment of $200,000 to Mr. Smith was paid in August, 1997 with respect to 1996. See also the Report of the Compensation Committee.

 (2) Includes amounts deferred by the Named Executives under provisions of the Employee Investment Plan pursuant to Section 401(k) of the Internal Revenue Code.

 (3) Perquisites and personal benefits paid to each Named Executive during 1996, 1997 and 1998 in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus payment set forth in the columns entitled "Salary" and "Bonus" and, accordingly, are omitted from the table as permitted by the rules of the Commission, except that, pursuant to his employment agreement described below, Mr. Smith received personal benefits in 1997 in the aggregate of $175,039 which included initiation, annual and other club membership expenses of $90,000 and related tax expenses of $77,349.

 (4) Restrictions on shares awarded pursuant to the Restricted Stock Plan lapse in equal annual installments over a vesting period, usually of five years, commencing on the first anniversary date of each award. Restrictions on restricted stock awarded pursuant to the Long-Term Incentive Compensation Plan lapse in equal annual installments over a vesting period determined by the Compensation Committee. As of December 31, 1998, no Named Executive held any shares of restricted stock which have not fully vested under the terms of the Restricted Stock Plan or the Long-Term Incentive Compensation Plan. Dividends are payable on restricted stock awards directly to the holder of restricted stock. The Corporation did not have any plans which provide compensation in the form of stock appreciation rights (SAR's) during the years covered by this table. A Stock Option Plan was first adopted in 1995, and that plan was replaced by the Long-

     Term Incentive Compensation Plan in 1998 with respect to future stock option grants as discussed below.

 (5) Includes contributions made by the Corporation under the Employee Investment Plan during 1998 on behalf of Messrs. Smith, Langford, Walsh, Wiesel and Jones in the amount of $2,000, $2,000, $2,000, $1,560 and $2,000, respectively, and contributions made by the Corporation under the ESOP during 1998 of $1,347, $1,347, $1,347, $1,347 and $1,347, respectively.

 (6) Mr. Smith was first employed by the Corporation on February 12, 1996 in the capacity of President and Chief Executive Officer of the Corporation.

 (7) Mr. Langford was first employed by the Corporation on June 2, 1997 in the capacity of Executive Vice President. He is also Chief Financial Officer of the Corporation.

 (8) On August 15, 1995, Mr. Walsh was elected Acting President and Chief Executive Officer, and an Executive Vice President. He relinquished the positions of Acting President and Chief Executive Officer on February 12, 1996 but continues to be Executive Vice President.

 (9) On December 17, 1996, Mr. Wiesel was elected an Executive Vice President. He had been Chief Executive Officer of Stone & Webster Engineering Corporation, a subsidiary of the Corporation.

(10) Mr. Jones was first employed by the Corporation as of January 1, 1998. He is Vice President, Secretary and General Counsel. In connection with the commencement of his employment and his relocation in 1998, Mr. Jones borrowed $400,000 from a subsidiary of the Corporation for use in the purchase of his principal residence. This loan is secured by a mortgage on the property and bears interest at the rate of 6% per annum. The largest aggregate amount outstanding during 1998 was the original amount of the loan plus accrued interest, and the principal amount outstanding as of the latest practicable date is approximately $350,000.

STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options under the Corporation's 1995 Stock Option Plan and, for awards made after May 13, 1998, the Long-Term Incentive Compensation Plan, to the Named Executives during the fiscal year ended December 31, 1998.

                                                                                       POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                       -------------------------------------------------------------      ANNUAL RATES OF
                         NUMBER OF      PERCENT OF                                          STOCK PRICE
                        SECURITIES     TOTAL OPTIONS                                     APPRECIATION FOR
                        UNDERLYING      GRANTED TO                                       OPTION TERM($)(3)
                          OPTIONS      EMPLOYEES IN    EXERCISE OR BASE   EXPIRATION   ---------------------
        NAME           GRANTED(#)(1)    FISCAL YEAR     PRICE($/SH)(2)       DATE         5%          10%
         (A)                (B)             (C)              (D)             (E)          (F)         (G)
        ----           -------------   -------------   ----------------   ----------   ---------   ---------
H. K. Smith..........     44,000           17.09           43.1875        5/14/2008    1,195,057   3,024,509
T. L. Langford.......     22,000            8.54           43.1875        5/14/2008      597,529   1,514,255
E. J. Walsh..........     22,000            8.54           43.1875        5/14/2008      597,529   1,514,255
R. C. Wiesel.........     22,000            8.54           43.1875        5/14/2008      597,529   1,514,255
J. P. Jones..........     12,000            4.66             41.25        2/23/2008      311,303     788,903
J. P. Jones..........     12,000            4.66           43.1875        5/14/2008      325,925     825,957

---------------
(1) The stock options become exercisable with respect to 25% of the shares on each of the first four anniversaries of the date of grant. All options expire ten years from the date of grant, subject to earlier termination in certain events related to termination of employment, death, retirement or disability. Upon a change of control, all outstanding options become exercisable.

(2) The initial exercise price for the options granted in 1998 is determined, as set forth in the 1995 Stock Option Plan and the Long-Term Incentive Compensation Plan, to be equal to 100% of the fair market value of a share of Common Stock on the date immediately preceding the date of the grant. The exercise price may be paid in cash, by the delivery of previously owned shares of Common Stock, or by such other method as may be permitted by the Compensation Committee.

(3) As required by the rules of the Commission, potential values stated are based on the prescribed assumption that the Corporation's Common Stock will appreciate in value from the date of the grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Corporation's Common Stock. These dollar amounts are also calculated based on the assumption that the options are exercised at the end of the full ten year term of the option. The options would have no value to the option holders if the price of the Common Stock does not increase above the exercise price of the options. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), Commission rules would permit stating the present value of such options at the date of the grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Corporation are not transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Corporation's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning each option exercised during the last fiscal year by each of the Named Executives and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                            FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
                                                        ---------------------------   ---------------------------
                       SHARES ACQUIRED      VALUE       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        NAME           ON EXERCISE(#)    REALIZED($)    -----------   -------------   -----------   -------------
         (A)                 (B)             (C)                    (D)                           (E)
        ----           ---------------   ------------   ---------------------------   ---------------------------
H. K. Smith..........         0               $0          128,550        92,500          6,938          6,938
T. L. Langford.......         0                0            5,000        37,000              0              0
E. J. Walsh..........         0                0           19,000        46,000         14,625          3,375
R. C. Wiesel.........         0                0           24,000        46,000         25,875          3,375
J. P. Jones..........         0                0                0        24,000              0              0

---------------
(1) Values stated are calculated by subtracting the option exercise price from the closing price of $33.25 per share of the Corporation's Common Stock as listed in the New York Stock Exchange Composite Transactions on December 31, 1998.

     The Stone & Webster, Incorporated Long-Term Incentive Compensation Plan, which was approved by the Shareholders at the 1998 Annual Meeting of Shareholders, replaced the 1995 Stock Option Plan with respect to future stock option grants. See the discussion of the Plan below.

PERFORMANCE GRAPH

     The following graph compares the five year cumulative total Shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (S&P 500) and the Dow Jones Heavy Construction Group Index. The graph assumes an initial investment of $100 on December 31, 1993 in the Corporation's Common Stock or in the underlying securities which comprise each of those market indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                 STONE & WEBSTER, INCORPORATED, S&P 500 AND THE
                    DOW JONES HEAVY CONSTRUCTION GROUP INDEX

                                                    STONE & WEBSTER,                                         DOW JONES HEAVY
                                                      INCORPORATED                   S&P 500            CONSTRUCTION GROUP INDEX
                                                    ----------------                 -------            ------------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   123.00                      101.00                       96.00
'1995'                                                   135.00                      139.00                      134.00
'1996'                                                   120.00                      171.00                      128.00
'1997'                                                   181.00                      229.00                       96.00
'1998'                                                   130.00                      294.00                      100.00

RESTRICTED STOCK PLAN

     The Stone & Webster, Incorporated Long-Term Incentive Compensation Plan, discussed in the following section, replaced the Restricted Stock Plan with respect to future awards of restricted stock following the approval of the Long-Term Incentive Compensation Plan by the Shareholders in 1998.

     Under the provisions of the Restricted Stock Plan approved by the Shareholders in 1976, and amendments to the plan approved by the Shareholders in 1983 and 1988, shares of the Corporation's Common Stock have been awarded by the Compensation Committee, subject to forfeiture provisions, to a limited number of selected key employees. As approved by the Shareholders at the 1988 Annual Meeting of Shareholders, the plan was amended to increase the number of shares available for restricted stock awards to 2,400,000 shares and to extend the termination date of the plan to June 1, 1998. Upon approval by the Shareholders of the Corporation of the 1995 Stock Option Plan at the 1995 Annual

Meeting of Shareholders, the number of shares of Common Stock available for future awards under the Restricted Stock Plan was reduced to 250,000 shares.

     Restrictions on awarded shares generally lapse in five equal annual increments commencing on the first anniversary date of each award. Restrictions on certain shares lapse in 1999 through 2002 on the anniversary dates of awards. Shares subject to restrictions may not be sold or otherwise disposed of and must be returned to the Corporation if the employee's employment is terminated for any reason other than death or disability occurring more than one year after the date of the award. The 1983 amendments to the plan approved by the Shareholders also provide that restrictions on the sale or transfer of Common Stock of the Corporation awarded pursuant to the plan will lapse upon and simultaneously with any change in control of the Corporation occurring without the prior approval of the incumbent Board of Directors prior to the change of control. Such a change of control would be deemed to have taken place if (i) a third person, including a "group" as defined in Section 13d-3 of the Exchange Act, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation, or (ii) as the result of any cash tender or exchange offer, merger, consolidation, sale of assets or other similar transaction, the persons who were Directors before such transaction shall cease to constitute a majority of the Board or any successor to the Corporation. In the event of such a change of control, the lapse of restrictions on shares awarded under the plan to some or all of the Named Executives might be deemed to constitute payments received from the Corporation.

LONG-TERM INCENTIVE COMPENSATION PLAN

     The Long-Term Plan was approved by the Shareholders in 1998 and became effective as of January 1, 1998, replacing the Restricted Stock Plan described above and the 1995 Stock Option Plan.

     Under the provisions of the Long-Term Plan, stock-based and performance-based awards may be made by the Compensation Committee, subject to forfeiture provisions, to any employee of the Corporation and its subsidiaries and affiliates, as selected by the Compensation Committee. Up to six hundred and fifty thousand (650,000) shares of Common Stock are reserved and authorized for issuance through the Long-Term Plan, no more than three hundred thousand (300,000) of which may be granted in the form of restricted stock. In addition, three hundred thirty thousand, seven hundred and seventy-seven (330,777) shares of Common Stock which were authorized under the Restricted Stock Plan and the 1995 Stock Option Plan are also available to be issued under the Long-Term Plan. The Plan permits the replacement of stock options to the extent shares are tendered in payment of a stock option exercise price or withheld by the Corporation to pay taxes on an award.

     Awards under the Long-Term Plan may be made in the form of incentive and nonqualified stock options, restricted stock, performance units and performance shares. Stock options under the Long-Term Plan expire no later than the tenth anniversary of the date of grant and have an exercise price at least equal to the Fair Market Value (as defined in the Long-Term Plan) of a share of Common Stock on the date the option is granted. Other terms of stock options are as set by the Compensation Committee at the time of grant. Restricted stock awards under the Long-Term Plan have such conditions as are set by the Compensation Committee at the time of grant, including the period during which restrictions are in effect, which will normally extend over not less than three years from the date of grant. Each non-employee Director initially receives upon election nonqualified options to purchase 2,000 shares, and annually receives nonqualified options to purchase 1,000 shares.

     Performance Shares and Performance Units under the Long-Term Plan represent the right to receive payments based upon meeting specified performance measures. Performance Units and Performance Shares are granted upon such terms as the Compensation Committee determines, provided that no more than ten percent of Performance Shares issuable under the Plan may be issued subject to a performance period of less than one year. A performance period is the time period during which the performance goals must be met.

     All awards under the Long-Term Plan may be granted subject to the attainment of certain pre-established objective performance goals during a specified performance period. The duration of a performance period is set by the Compensation Committee. The performance measures are earnings per share, net income (before or after taxes), return measures (including return on assets, capital, equity or sales), cash flow return on investments (net cash flows divided by owner's equity), earnings (before or after taxes), gross revenues, market-to-book value ratio, share price (including growth measures and total shareholder return), working capital measures, and economic value added. The Compensation Committee has the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals, subject, in certain cases, to limits imposed by Section 162(m) of the Internal Revenue Code. In general, all restrictions upon awards under the Long-Term Plan will lapse upon a Change of Control of the Corporation (as defined in the Long-Term Plan), and all performance criteria will be deemed to have been attained.

EMPLOYEE RETIREMENT PLAN

     The Corporation's Employee Retirement Plan is a trusteed, non-contributory, defined benefit plan which applies to all eligible employees of the Corporation. Benefits are based upon the length of credited service and the amounts of annual compensation (as defined in the plan) received during that period of service. Normal retirement age is generally the employee's Social Security Retirement Age. The formula for computing benefits provides that, for employees under the plan who had not attained their retirement date prior to January 1, 1992, annual retirement benefits are equal to the sum of (a) 0.75% of average annual compensation for the years 1989, 1990 and 1991 up to $21,000 plus 1.35% of such compensation in excess of $21,000, multiplied by the years and months of credited service before January 1, 1992 for up to 35 years, plus (b) 1% of such annual compensation for the years and months of credited service before January 1, 1992 in excess of 35 years, plus (c) for each year of credited service after January 1, 1992, 1% of annual compensation up to an indexed amount (which was $52,500 for 1998) equal to 1.75 times the "Social Security Covered Compensation" (a 35-year average Social Security earnings base), plus 1.45% of such annual compensation in excess of such amount; provided that employees with more than 35 years of service at retirement will be credited with a flat 1.33% of annual compensation for each year of service after the 35th year. With respect to the Named Executives, compensation, for purposes of calculating retirement benefits, includes both the fixed and incentive portions of salaries shown in the Summary Compensation Table under the Salary and Bonus headings, respectively. As of January 1, 1999, the number of full credited years of service for Messrs. Smith, Langford, Walsh, Wiesel and Jones is 2, 1, 25, 26 and 1 years, respectively, and the estimated annual benefit payable to them upon retirement at normal retirement age and assuming the continuance of current rates of compensation for each until normal retirement age is $215,077, $46,258, $116,995, $124,201 and $43,102, respectively. See "Employment and Change of Control Agreements" below. These amounts do not reflect any limitations on annual benefits which may be paid from a tax-qualified retirement plan at the time of retirement imposed by Section 415 of the Internal Revenue Code, as amended from time to time, nor do they reflect any limitations imposed by
Section 401(a)(17) of the Internal Revenue Code on the amount of compensation upon which benefits may be determined. The Board of Directors has adopted a Supplemental Retirement Program, which was amended in 1989, to fund the payment of any benefits calculated under the provisions of the Employee Retirement Plan which would be in excess of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Corporation entered into a three-year employment agreement with Mr. Smith on February 12, 1996 under which Mr. Smith is to serve as President and Chief Executive Officer of the Corporation. The agreement provides Mr. Smith with: an annual base salary of $500,000, with increases subject to annual review; an annual performance bonus for 1996 of $250,000 or such larger amount based upon performance and at the discretion of the Board, and with such amounts in years after 1996 to be based upon a long-term performance-based compensation plan to be adopted by the Board; severance arrangements providing for three (3) times annual compensation if employment is terminated, or deemed to be terminated, without cause; a supplemental retirement benefit designed to provide Mr. Smith a monthly retirement income benefit, commencing at age 60, from all of the Corporation's pension plans equivalent to 25% of Mr. Smith's average last three years' total compensation, with an equal benefit to be paid to Mr. Smith's wife for her life if she survives Mr. Smith; and a 10-year stock option for 100,000 shares of Common Stock with an exercise price of $34.875 (the market price on the trading day immediately prior to the grant date in accordance with the Corporation's 1995 Stock Option Plan). The agreement also set forth the intention of the Board to elect Mr. Smith as Chairman of the Board of Directors at the Board of Directors meeting immediately following the Annual Meeting of Shareholders in 1997 which occurred on May 8, 1997. In January 1997, the agreement was amended to provide, among other matters, that on the first anniversary date of the commencement of the agreement, and on each subsequent anniversary date, the term of the agreement will be extended by one year, unless sooner terminated by either party; the amendment also provides for the payment to Mr. Smith of an annual bonus of 50% of his base salary for each of 1997 and 1998 if the amount payable under the

Executive Management Incentive Compensation Plan and/or the long-term performance-based incentive compensation plan to be adopted by the Board would be less than such amount.

     The Corporation entered into an agreement with Mr. Jones in connection with the commencement of his employment in January 1998 under which Mr. Jones is to serve as Vice President, Secretary and General Counsel of the Corporation. The agreement provides Mr. Jones with: an initial annual base salary of $275,000, an annual performance bonus for 1998, 1999, and 2000 equal to 35% of base salary or such larger amount as may be determined under the Corporation's incentive compensation plans; severance arrangements providing for eighteen months compensation if employment is terminated without cause; a supplemental retirement benefit designed to provide Mr. Jones a minimum retirement income benefit commencing at age 65 from the Corporation and its pension plans equivalent to $100,000 per year at the end of ten years of service, to vest at the rate of $10,000 per year of service, with 50% of that benefit to be paid to Mr. Jones' wife for her life if she survives Mr. Jones; a 10-year stock option for 12,000 shares of Common Stock vesting at a rate of 25% per year, and mortgage financing for Mr. Jones' principal residence, as discussed above in the Summary Compensation Table and footnote (10) thereto.

     Each of Messrs. Smith, Langford, Walsh, Wiesel, and Jones has entered into a special Change of Control Agreement providing for severance pay and a continuation of certain benefits should a "Change of Control" occur. Entry into these agreements, as amended, was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under these special agreements, a "Change of Control" must have occurred as a result of any of the following circumstances:

          a. Accumulation by any individual, entity or group of 20% or more of the outstanding voting stock of the Corporation;

          b. A change in the make-up of a majority of the persons serving as Directors of the Corporation from the majority currently in office (with such majority including those replacements or additions subsequently approved by a majority of Directors currently in office);

          c. A merger or other business combination resulting in persons other than current shareholders of the Corporation owning more than 50% of the resulting entity;

          d. Approval of a liquidation or dissolution of the Corporation.

     In order for severance benefits to be payable under these agreements, in addition to the Change of Control, the executive's employment must be terminated either involuntarily without cause (actual or "constructive") or if, after a Change of Control, the executive remains in the employ of the Corporation for a one year period, the executive may, for a thirty day period subject to the terms of such agreements, voluntarily terminate his employment and receive the severance benefits in a lump sum.

     Under the special Change of Control Agreements, severance payments would equal, in the case of Messrs. Smith, Langford, Walsh, Wiesel, and Jones, an amount equal to three times the executive's most recent annual base salary and highest recent bonus, which generally is the highest bonus paid in the last three years. In addition, medical, life and disability benefits would be provided at the expense of the

Corporation for the applicable period of three years. The executive would also receive an amount equal to the actuarial equivalent of the benefit that such executive would have received under the Corporation's qualified defined benefit retirement plan assuming that the executive had remained in the employ of the Corporation during the three-year period following the right to receive benefits under these agreements. All options outstanding on the date of a change of control would become immediately and fully exercisable and all restrictions upon any restricted shares would lapse immediately and all such shares would become fully vested.

     Payments to executives under these Change of Control Agreements may be subject to the imposition of the excise tax required by Section 4999 of the Internal Revenue Code, if payments under these agreements are deemed to be an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. Under the agreements as amended, such payments can be increased so that the employee is in the same after-tax position as if there was no excise tax. However, in order to avoid excessive costs to the employer while providing little after-tax benefit to the executive, the amendment requires a minimum after-tax benefit to be delivered to the executive before the gross-up is operative.

                   II.  SELECTION OF INDEPENDENT ACCOUNTANTS

                               (PROXY ITEM NO. 2)

     The Shareholders will be asked to ratify the selection, on the recommendation of the Audit Committee, by the Corporation's Board of Directors of the firm of PricewaterhouseCoopers LLP, independent accountants, as auditor of the Corporation and its subsidiaries for the year 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions raised at the Annual Meeting.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 1999. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

       III.  AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

                               (PROXY ITEM NO. 3)

     Management knows of no business which will be presented to the Annual Meeting other than as set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the persons named in the enclosed form of proxy, or their respective substitutes, shall have authority to vote the proxy in accordance with their judgment on such matters. In the event that one or more of the nominees for election as Directors should become unavailable for election for any reason, it is intended that the persons named in the proxy, or their respective substitutes, shall have authority to vote according to their judgment for other persons. Management has no present knowledge that any of the nominees for election as a Director will be unavailable to serve.

               IV.  LAST DATE TO SUBMIT SHAREHOLDER PROPOSALS FOR
                              2000 ANNUAL MEETING

     At a meeting of the Board of Directors on February 23, 1999, the Board of Directors amended the By-Laws of the Corporation to change the date on which the Annual Meeting of Shareholders will be held, starting with the 2000 Annual Meeting. In the future, the Annual Meeting will be held on the Tuesday before the last Monday in May of each year, unless the Board of Directors determines that the Annual Meeting of Shareholders shall be held on some other day in May of that year. Thus, the Annual Meeting of Shareholders is expected to be held next year on Tuesday, May 23, 2000 at a time and place to be announced.

     Pursuant to Rule 14a-8 of the Securities and Exchange Commission, proposals of Shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Corporation, to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 245 Summer Street, Boston, Massachusetts 02210 by November 29, 1999 in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to that Meeting.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE BUT WITHOUT EXHIBITS, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE CORPORATION AS OF MARCH 15, 1999, THE RECORD DATE FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS. ALL REQUESTS SHOULD BE DIRECTED TO THE CORPORATION TO THE ATTENTION OF THE CORPORATE SECRETARY, STONE & WEBSTER, INCORPORATED, 245 SUMMER STREET, BOSTON, MASSACHUSETTS 02210.

IN KEEPING WITH OUR CONCERN FOR THE ENVIRONMENT, THIS PROXY STATEMENT IS PRINTED
                               ON RECYCLED PAPER.

(LOGO)

LOGO

                         STONE & WEBSTER, INCORPORATED

                               245 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                                                                  March 31, 1999
To Participants in the Employee Investment Plan,
Employee Stock Ownership Plan (ESOP), and
Payroll-based Employee Stock Ownership
Plan (PAYSOP) of Stone & Webster, Incorporated and
Participating Subsidiaries

                                 VOTING RIGHTS

     As a participant in the Employee Investment Plan and/or the Employee Stock Ownership Plan (which includes the Payroll-based Employee Stock Ownership Plan), you may instruct Putnam Fiduciary Trust Company (Trustee under the Employee Investment Plan and under the ESOP and PAYSOP) to vote the shares of Stone & Webster, Incorporated standing to your credit under the Plans at the Annual Shareholders' Meeting of the Corporation to be held May 13, 1999.

     Enclosed for your information and use are:

     1.  Combined Notice and Proxy Statement.

     2.  A form of Voting Instructions to Trustee card.

     3. A postage-paid, pre-addressed envelope to return your card directly to the Trustee in care of its tabulator of Voting Instructions.

     To give voting instructions, please mark and sign the enclosed Voting Instructions card and return it to the Trustee in the enclosed envelope, or if you prefer you may submit your voting instructions to the Trustee by calling the toll-free telephone number on the enclosed card.

     Voting rights with respect to shares in the Employee Investment Plan Trust as to which voting instructions are not given by participants will be exercised by the Trustee in accordance with the directions of the Committee under the Employee Investment Plan. With respect to shares in the Employee Stock Ownership Plan Trust, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares as to which voting instructions are not given by the participants and all unallocated shares are voted in the proportions the allocated shares are directed by the participants. Allocated shares in the Payroll-based Employee Stock Ownership Plan Trust are voted as the participants direct, and allocated shares as to which voting instructions are not given by participants will not be voted.

     A copy of the Corporation's 1998 Annual Report to Shareholders has been furnished to you.

PLEASE NOTE: THE CORPORATION HAS ALWAYS HAD AND CONTINUES TO MAINTAIN A STRICT POLICY OF PERMANENT CONFIDENTIALITY REGARDING THE VOTING INSTRUCTIONS AND VOTING OF SHARES IN THESE THREE EMPLOYEE BENEFIT PLANS. NO EMPLOYEE OF THE STONE & WEBSTER ORGANIZATION HAS ACCESS TO THE VOTING INSTRUCTIONS OF ANY PLAN PARTICIPANT, WHICH ARE AVAILABLE ONLY TO THE TRUSTEE AND THEIR INDEPENDENT VOTING INSTRUCTIONS TABULATOR. DISCLOSURE TO THE CORPORATION OR TO THIRD PARTIES IS NOT PERMITTED UNLESS REQUIRED BY LAW OR THE PARTICIPANT REQUESTS OR CONSENTS TO DISCLOSURE.

                                          Employee Benefits Committee
                                          Stone & Webster, Incorporated

                 STONE & WEBSTER EMPLOYEE INVESTMENT PLAN TRUST
               STONE & WEBSTER EMPLOYEE STOCK OWNERSHIP PLAN TRUST
        STONE & WEBSTER PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                         VOTING INSTRUCTIONS TO TRUSTEE

   THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To the Trustee:

      In accordance with provisions of the Employee Investment Plan, the Employee Stock Ownership Plan, and the Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, I hereby instruct you, Putnam Fiduciary Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Shareholders of Stone & Webster, Incorporated to be held on May 13, 1999 and at any and all adjournments and postponements thereof, all shares in said Corporation standing to my credit in each of the trusts under the foregoing Plans in which I may be a participant and which I am entitled to direct the vote at such Meeting as follows:

                (continued and to be SIGNED on the Reverse Side)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                 Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example

  THESE VOTING INSTRUCTIONS WILL BE VOTED FOR ITEMS 1 AND 2 UNLESS A CONTRARY
                              CHOICE IS SPECIFIED

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                        WITHHOLD
                                                                 FOR   AUTHORITY

1. The election of (01) John P. Merrill, Jr.,                    [ ]      [ ]
   (02) Bernard W. Reznicek and (03) Peter M.
   Wood as Directors to serve until the 2002
   Annual Meeting of Shareholders.

   You may withhold authority to vote for
   any nominee by writing the nominee's
   name on the line below.

   -------------------------------------
                                                       FOR    AGAINST    ABSTAIN

2. The ratification of the selection of                [ ]      [ ]        [ ]
   PricewaterhouseCoopers LLP, independent
   accountants, as auditor for the year 1999.

3. Upon all such other matters as may properly come before the Meeting.

   -----------------------------------------------

   Please mark this box if you plan to attend the Meeting.                   [ ]

   SIGNATURE                                             DATE             , 1999
             -------------------------------------------      ------------
   NOTE:         PLEASE SIGN AS NAME APPEARS HEREON.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                 VOTING BY TELEPHONE - FAST, EASY AND TOLL-FREE

      Participants in the Employee Investment Plan, ESOP and PAYSOP can use the telephone to direct Putnam Fiduciary Trust Company as Trustee to vote their shares in the Plans at the Company's Annual Shareholders' Meeting to be held May 13, 1999. Please read the accompanying Proxy Statement and voting instructions card. Your telephone call authorizes the Trustee under the Plans to vote your shares in the same manner as if you marked, signed and returned your voting instructions card. The Company's confidential voting policy also applies to telephone voting.

      TO VOTE BY TELEPHONE: Dial 1-800-840-1208, a toll-free call, on a touch-tone telephone. Follow the spoken instructions. You will be asked to enter the "Control Number" which is located on your voting instructions card.

      OPTION A: To vote as the Board of Directors recommends on ALL proposals, PRESS 1. when you are asked to confirm your vote, please PRESS 1.

      OPTION B: If you choose to vote on each proposal separately, PRESS 0 and follow the instructions.

        ITEM 1: To vote FOR ALL nominees, PRESS 1; to WITHHOLD for all Nominees, PRESS 9; to WITHHOLD FOR AN INDIVIDUAL NOMINEE, press 0 and follow the instructions.

        ITEM 2: To vote FOR, PRESS 1; to vote AGAINST, PRESS 9; to ABSTAIN, PRESS 0. When you are asked to confirm your vote, please PRESS 1.

YOUR CONTROL NUMBER IS:

      THE PLANS' TELEPHONE VOTING FACILITIES WILL CLOSE AT 8:00 AM, EDT, ON MAY 10, 1999.

      PLEASE DO NOT MAIL IN YOUR VOTING INSTRUCTIONS CARD IF YOU HAVE VOTED BY TELEPHONE.

                              THANK YOU FOR VOTING.
                          STONE & WEBSTER, INCORPORATED

PROXY

                          STONE & WEBSTER INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints H. KERNER SMITH, THOMAS L. LANGFORD and JAMES P. JONES, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Shareholders to be held, in accordance with notice and proxy statement received, in Boston, Massachusetts, on May 13, 1999, and at any and all adjournments and postponements thereof.

                (continued and to be SIGNED on the Reverse Side)


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                 Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 UNLESS A CONTRARY CHOICE IS SPECIFIED

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                        WITHHOLD
                                                            FOR        AUTHORITY

1. The election of (01) John P. Merrill, Jr.,               [ ]           [ ]
   (02) Bernard W. Reznicek and (03)Peter M.
   Wood as Directors to serve until the 2002
   Annual Meeting of Shareholders.

   You may withhold authority to vote for
   any nominee by writing the nominee's
   name on the line below.

   -------------------------------------

                                                       FOR    AGAINST    ABSTAIN

2. The ratification of the selection of                [ ]      [ ]        [ ]
   PricewaterhouseCoopers LLP, independent
   accountants, as auditor for the year 1999.

3. Upon all such other matters as may properly come before the Meeting.


   Please mark this box if you plan to attend the Meeting.                   [ ]

   SIGNATURE ___________________________________________ DATE ___________ , 1999

   NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                 VOTING BY TELEPHONE - FAST, EASY AND TOLL-FREE

      Shareholders of record can use the telephone to vote their shares at the Company's Annual Shareholders' Meeting to be held May 13, 1999. Please read the accompanying Proxy Statement and proxy card. Your telephone call authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The Company's confidential voting policy also applies to telephone voting.

      TO VOTE BY TELEPHONE: DIAL 1-800-840-1208, a toll-free call, on a touch-tone telephone. Follow the spoken instructions. You will be asked to enter the "Control Number" which is located on your proxy card.

      OPTION A: To vote as the Board of Directors recommends on ALL proposals, PRESS 1. When you are asked to confirm your vote, please PRESS 1.

      OPTION B: If you choose to vote on each proposal separately, PRESS 0 and follow the instructions.

        ITEM 1: To vote FOR ALL nominees, PRESS 1; to WITHHOLD for all Nominees, PRESS 9; to WITHHOLD FOR AN INDIVIDUAL NOMINEE, press 0 and follow the instructions.

        ITEM 2: To vote FOR, PRESS 1; to vote AGAINST, PRESS 9; to ABSTAIN, PRESS 0. When you are asked to confirm your vote, please PRESS 1.

YOUR CONTROL NUMBER IS:

      SHAREHOLDERS' TELEPHONE VOTING FACILITIES WILL CLOSE AT 8:00 AM, EDT, ON MAY 13, 1999.

      PLEASE DO NOT MAIL IN YOUR PROXY CARD IF YOU HAVE VOTED BY TELEPHONE.


                              THANK YOU FOR VOTING.
                          STONE & WEBSTER, INCORPORATED

PROXY

                          STONE & WEBSTER INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. KERNER SMITH, THOMAS L. LANGFORD, and JAMES
P. JONES, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Shareholders to be held, in accordance with notice and proxy statement received, in Boston, Massachusetts, on May 13, 1999, and at any and all adjournments and postponements thereof.

                  (continued and to be SIGNED on Reverse Side)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 UNLESS A CONTRARY CHOICE IS SPECIFIED THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                     FOR         WITHHOLD
                                                                 AUTHORITY
1. The election of (01) John P. Merrill Jr.,         [ ]            [ ]
   (02) Bernard W. Reznicek and
   (03) Peter M. Wood as Directors
   to serve until the 2002 Annual Meeting
   of Shareholders.

   You may withhold authority to vote for any nominee by writing the nominee's name on the line below.

__________________________________________________

                                                     FOR     AGAINST     ABSTAIN
2. The ratification of the selection of              [ ]       [ ]         [ ]
   PricewaterhouseCoopers LLP, Independent
   accountants, as auditor for the year 1999.

3. Upon all such other matters as may properly come before the Meeting.

   Please mark this box if you plan to attend the Meeting.  [ ]









SIGNATURE________________________________________ DATE________________, 1999
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *